Exhibit 99.1

                               PURCHASE AGREEMENT


     THIS AGREEMENT is made as of the 20th day of November, 1995, by and between StarSight Telecast, Inc., a California corporation (the "Company"), with its principal offices at 39650 Liberty Street, Fremont, California 94538, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance of as many shares of Common Stock, no par value (the "Shares"), of the Company as will result in gross proceeds to the Company of $5,000,000.

     SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company at a purchase price of $7.50 per share and upon the terms and conditions hereinafter set forth, for an aggregate purchase price of $3,587,745.00, 478,366 Shares.

     The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements."

     SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur at the offices of Wilson, Sonsini, Goodrich & Rosati, Palo Alto, California (the "Escrow Agent"), at 10:00 a.m. (local time), on or before November 20, 1995 (the "Closing Date"). At the Closing, the Company shall deliver to the Purchaser, through the Escrow Agent, one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of funds in the full amount of the purchase price as set forth in
Section 2 above for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with Other Purchasers aggregating $5,000,000; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be


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fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (a) the accuracy in all material respects of the representations and warranties made by the Company herein; (b) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing; and (c) completion of the purchases and sales under the Agreements with Other Purchasers aggregating $5,000,000.

     SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

          4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to conduct its business as currently conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations of the Company. The Company is in compliance with all applicable material laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits, or has obtained exemptions from any of the foregoing, necessary for the transaction of its business, except where the failure to do so does not constitute a material adverse effect on the condition (financial or otherwise), business, operations or prospects of the Company.

          4.2 Authorized Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value. As of November 15, 1995, 21,156,719 shares of Common Stock were validly issued and outstanding, in compliance with all applicable laws and were fully paid and non-assessable, and no shares of Preferred Stock were outstanding. Upon consummation of the sale and purchase of the Shares, the Shares will be validly issued and outstanding in compliance with all applicable laws and will be fully paid and nonassessable.

          4.3 Due Execution, Delivery and Performance of the Agreements. The Company's execution, delivery and performance of the Agreements (a) have been duly authorized under California law by all requisite corporate action by the Company, and (b) will not violate any law or the Certif of Incorporation or Bylaws of the Company or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such material indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company.


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Upon their execution and delivery,  and assuming the valid execution  thereof by the respective Purchasers, the Agreements will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be
subject  to  general   principles   of  equity   (regardless   of  whether  such
enforceability is considered in a proceeding in equity or at law).

          4.4 Additional Information. The Company represents and warrants that the information contained in the following documents which the Company has furnished to the Purchaser, or will furnish prior to the Closing, is or will be true and correct in all material respects, and will no omit any material fact necessary to make the information contained therein not misleading in light of all the circumstances existing, as of their respective filing dates:

               (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (without exhibits);

               (b) the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1995;

               (c) all other documents, if any, filed by the Company with the Securities and Exchange Commission (the "Commission") since September 30, 1995 pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          4.5 No Material Change. As of the date hereof, there has been no material adverse change in the financial condition, business or results of operations of the Company since September 30, 1995, other than with respect to the Company's cash position. The Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, nor has the Company purchased any of its outstanding capital stock, nor paid or declared any dividends or other distributions on its capital stock; the Company has not entered into any transactions not in the ordinary course of business; and there has been no change in the capital stock, or consolidated long-term debt, or any increase in the short-term borrowings (other than in the ordinary course) of the Company or any material adverse change to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company, other than with respect to the Company's cash position.

     SECTION 5. Representations, Warranties and Covenants of the Purchaser. (a) The Purchaser represents and warrants to, and covenants with, the Company that:
(i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information it deems relevant in making an


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informed  decision to purchase the Shares;  (ii) the  Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account (or that of Viacom, Inc.) for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976
and  the  regulations   thereunder)  only  and  with  no  present  intention  of
distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution or purchase of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder; (iv) the Purchaser has not, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied upon any statements, representations, warranties, covenants or assurances of the Company other than as contained in writing herein or the additional information delivered pursuant to Section 4.4 hereof; (v) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; and (vi) the Purchaser understands that the Shares will contain a legend substantially to the following effect:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

          (b) The Purchaser hereby covenants with the Company not to make any sale of the Shares other than in accordance with all applicable securities laws.

          (c) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION  6.  Survival  of   Representations,   Warranties  and  Agreements.
Notwithstanding  any  investigation  made by any  party to this  Agreement,  all


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covenants,  agreements,  representations  and warranties made by the Company and the Purchaser in writing herein and in the closing certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

     SECTION 7. Broker's Fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

     SECTION 8. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                        (a) if to the Company, to:

                        StarSight Telecast, Inc.
                        39650 Liberty Street
                        Fremont, California 94538
                        Attn:  President

                        with a copy so mailed to:

                        Wilson, Sonsini, Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attn:  Robert P. Latta, Esq.

               or to such other person at such other place as the
               Company  shall   designate  to  the  Purchaser  in
               writing;

               (b) if to the Purchaser, at its address as set fort at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     SECTION 9. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

     SECTION 10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 11. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the federal law of the United States of America.



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     SECTION 13.  Counterparts.  This  Agreement  may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     SECTION 14. Right of Assignment.

               (a) This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. None of the parties may assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other parties except as expressly set forth herein or to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of the business and assets of the assignor, and which has assumed in writing or by operation of law its obligations under this Agreement. Nothing herein is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, with the exceptions of individuals indemnified hereunder.

               (b) Notwithstanding the foregoing, the Purchaser may, without the written consent of the Company or the Founders, assign its rights and obligations under this Agreement to any corporation, other than the Purchaser, whether in existence at the time of execution of this Agreement or formed hereafter which, directly or indirectly through one or more intermediaries, wholly owns, or is wholly owned by the Purchaser (or "Affiliate of the Purchaser") or to Viacom, Inc. or an affiliate thereof defined for purposes hereof as an Affiliate of the Purchaser; provided, however, that any such Affiliate of the Purchaser assumes, in writing or by operation of law, all applicable terms and provisions of this Agreement. The rights of any such Affiliate of the Purchaser shall terminate upon such affiliate ceasing to be an Affiliate of the Purchaser. In the event of any such termination, the Purchaser shall cause the Affiliate of the Purchaser to reassign all rights and obligations under this Agreement to the Purchaser. In the event of any assignment, the assigning party shall remain secondarily liable for the performance of all of its obligations hereunder and, as a condition to such assignment shall, upon the request of the other party, guaranty, in writing, the performance of the assignee and shall cause the assignee to sign a separate written agreement with the other party, in form reasonably satisfactory to the other party, confirming the rights and obligations so assigned.





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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                           STARSIGHT TELECAST, INC.


                                           By:

                                           Name:

                                           Title:


                                           PURCHASER


                                           By:

                                           Name:     PVI Transmission Inc.
                                                 --------------------------

                                           Title:

                                           Address:


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